SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 16, 2003

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of corporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 252-2000

N/A

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired: None

(b)  Pro forma financial information: None

(c)  Exhibits:

This exhibit is furnished pursuant to Items 9 and 12 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

99.0	Press release dated October 16, 2003

Item 9.    Regulation FD Disclosure and

Item 12.    Disclosure of Results of Operations and Financial Condition.

On October 16, 2003, Mattel issued a press release regarding its results of operations for the third quarter of 2003, a copy of which is furnished as Exhibit 99.0 hereto. This exhibit is incorporated herein by reference.

In its third quarter 2003 press release, Mattel includes the following non-GAAP financial measures, which it uses to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance:

•	Gross sales
•	Operating income before charges
•	After-tax income before charges
•	Earnings per share (“EPS”) before charges

Gross sales represent sales to customers, excluding the impact of sales adjustments such as trade discounts and other allowances. Management believes that changes in gross sales highlight significant trends in Mattel’s business. Changes in gross sales are discussed because most sales adjustments are not allocated to individual brands, making net sales less meaningful. A reconciliation of gross sales to the most directly comparable GAAP financial measure, net sales, is provided in Exhibits IV and V to the press release furnished as Exhibit 99.0 in this Form 8-K.

Operating income before charges, after-tax income before charges, and EPS before charges include adjustments to GAAP income and EPS to exclude income related to the reversal of a 1999 reserve and remove the impact of charges that are part of a three-year financial realignment plan that will be completed in 2003 (all of which are described in Mattel’s quarterly press releases). Management believes these non-GAAP financial measures assist management and investors in evaluating, and comparing from period-to-period, Mattel’s results from ongoing operations in a more meaningful and consistent manner while also highlighting significant trends in the results of operations. In addition, management uses operating income before charges for a variety of purposes, including devising operating targets, evaluating actual performance against such targets at the company, business unit and individual level, evaluating trends in Mattel’s results of operations, and forecasting. A reconciliation of operating income before charges, after-tax income before charges, and EPS before charges to the most directly comparable GAAP financial measure, income from continuing operations, is provided in Exhibits IV and V to the press release furnished as Exhibit 99.0 in this Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Date: October 16, 2003

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